EXHIBIT 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), effective as of February 28, 2013 (the “Effective Date”), is made by and between Davi Luxury Brand Group, Inc., a Nevada corporation (the “Company”), and Parrish Medley (“Optionee”).

WHEREAS, Optionee, in his capacity as President and Chief Executive Officer of the Company, successfully completed in September 2012 a license agreement (the “License Agreement”) with LG Household and Health Care, Ltd. (“LG Household”); and

WHEREAS, the Company desires to grant the Option to Optionee as an incentive for Optionee to continue to monetize the License Agreement and to help further expand the Company's presence in the U.S. market.

NOW, THEREFORE, in consideration of Optionee's services rendered to the Company, and the other mutual benefits to be derived herefrom, the Company and Optionee agree as follows:

1.                  Grant of Option. The Company hereby grants to Optionee an option (“Option”) to purchase up to one million six hundred thousand (1,600,000) shares of the Company’s common stock (“Common Stock”) at an exercise price equal to $0.10 per share, the fair market price of the Company’s Common Stock on the Effective Date. The Option shall expire on the third anniversary of the Effective Date (the “Expiration Date”). The Option is intended to be a non-qualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.                  Vesting of Option. The Option shall vest, and become exercisable by Optionee only if, and to the extent, the Company achieves the following milestones, provided, in each case, that Optionee remains employed by the Company on the applicable vesting date: (i) 400,000 shares of the Option shall vest on the date that LG Household commercially releases the first product under one of the Company’s trademarks (a “Davi Product”) under the License Agreement in Korea or any other Asian market; (ii) 400,000 shares of the Option shall vest on the date that LG Household reports that it has sold $2,000,000 or more of Davi Products under the License Agreement; (iii) 400,000 shares of the Option shall vest on the date that LG Household reports that it has sold $5,000,000 or more of Davi Products under the License Agreement; and (iv) 400,000 shares of the Option shall vest on the date that the Company commercially launches any Davi Product in the U.S., other than on the Company's website. In the event that Optionee's employment with the Company is terminated prior to the achievement of one or more of the foregoing milestones, this Option shall, upon such termination, cease vesting and the unvested shares of Common Stock shall be forfeited and this Option shall only be exercisable to the extent that such Option shares have vested prior to the termination date.

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3.                  Method of Exercise. The vested portion of the Option shall be exercised by written notice to the Company by Optionee (or successor in the event of death). Such written notice shall state the number of shares with respect to which such Option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof (“Exercise Date”), which time shall be at least five days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Company shall deliver to Optionee at the principal office of the Company, or such other appropriate place as may be determined by the Company’s Board of Directors (the “Board”), a certificate or certificates for such shares. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event the Option shall be exercisable by any Person other than Optionee, the required notice under this Section 3 shall be accompanied by appropriate proof of the right of such Person to exercise such Option. Prior to the issuance of shares upon the exercise of the Option, Optionee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

a.                   Full payment in cash or certified bank or cashier's check; or

b.                  Cashless exercise.

Upon cashless exercise, Optionee shall receive the number of shares of Common Stock equal to a number (as determined below) of shares of Common Stock computed using the following formula:

	X	=	Y –	‰	(A)(Y)	
B

Where	X	=	the number of shares of Common Stock to be issued to the Optionee.
	Y	=	the number of shares of Common Stock purchasable upon exercise of all of the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised.
	A	=	the exercise price.
	B	=	the Per Share Market Value of one share of Common Stock on the trading day immediately preceding the date of such election.

“Per Share Market Value” means on any particular date (a) the closing sales price per share of the Common Stock on such date on any registered national stock exchange on which the Common Stock is then listed, or if there is no such closing sales price on such date, then the closing sales price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not then listed on a registered national stock exchange, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or the OTC Markets Group, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board; provided, however, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

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4.                  Restrictions on Exercise and Delivery. The exercise of the Option shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

a.                   the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto,

b.                  the listing, registration, or qualification of any Common Stock deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto, or

c.                   the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Optionee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Company nor any officer or member of the Board (or a committee thereof), shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section. For purposes of this Agreement, "Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing, or other entity.

5.                  Covenants by the Company.

a.                   Notice to Allow Exercise by Optionee. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Optionee at its last address as it shall appear upon the records of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Optionee shall remain entitled to exercise this Option during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

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b.                  Reservation of Shares. The Company covenants that, at all times on or before the Expiration Date, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon the exercise of this Option. The Company further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates of Common Stock upon the exercise of this Option. The Company will take all such reasonable action as may be necessary to assure that the Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any trading market upon which the Common Stock may be listed.

c.                   Loss, Theft, Destruction or Mutilation of Option. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Option, shall not include the posting of any bond), and upon surrender and cancellation of such Option, if mutilated, the Company will make and deliver a new Option of like tenor and dated as of such cancellation, in lieu of such Option.

6.                  Nonassignability. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee (except as may be permitted by this Agreement). Any transfer by Optionee of the Option shall void such Option and the Company shall have no further obligation with respect to the Option. The Option shall not be pledged or hypothecated in any way, nor shall the Option be subject to execution, attachment or similar process.

7.                  Rights as Shareholder. Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Common Stock unless and until certificates representing such Common Stock shall have been issued in Optionee’s name.

8.                  No Right of Employment. Neither the grant nor exercise of the Option nor anything in this Agreement shall impose upon the Company or any other corporation any obligation to employ or continue to employ Optionee. The right of the Company to terminate Optionee shall not be diminished or affected because the Option has been granted to Optionee.

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9.                  Changes in Capital Structure.

Adjustment Provisions.

a.                   If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company through a reorganization (other than a reorganization, merger or consolidation in which the Company is not the surviving corporation), recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made changing the number or kind of Common Stock allocated to any unexercised portion of the Option. All such adjustments shall be made with a corresponding adjustment in the exercise price for each share of Common Stock covered by the Option.

b.                  Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Company shall use its best efforts, but shall be under no obligation, to cause the reorganization, merger or consolidation agreement to include a provision for the assumption of the Option, or the substitution for the Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares of common stock and prices, and if the reorganization, merger or consolidation agreement so provides, the Option granted hereunder shall continue in the manner and under the terms so provided in such agreement. Upon the dissolution or liquidation of the Company, or upon a sale of substantially all of its property, or a reorganization, merger or consolidation, which does not include a provision for assumption of the Option, the Option shall terminate.

10.              Representations and Warranties of Optionee. In connection with the grant of the Option hereunder, Optionee hereby represents and warrants to the Company as follows:

a.                   The Option is, and any Common Stock Optionee may acquire pursuant to the exercise of the Option (together with the Option, the “Securities”), will be acquired, by Optionee for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control.

b.                  Optionee understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the sale of the Securities is exempt from registration under the Securities Act under Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on Optionee’s representations set forth herein.

c.                   Optionee understands and agrees that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption from such registration requirements, and that in the absence of an effective registration statement covering such Securities or an available exemption from registration under the Securities Act, such Securities must be held indefinitely.

d.                     Optionee has the ability to bear the economic risks of Optionee’s investment in the Securities. Optionee is able, without materially impairing Optionee’s financial condition, to hold Optionee’s investment in the Company for an indefinite period of time and to suffer a complete loss on Optionee’s investment. Optionee understands and has fully considered for purposes of Optionee’s investment the risks of Optionee’s investment and understands that (x) an investment in the Company is suitable only for an investor who is able to bear the economic consequences of losing Optionee’s entire investment, (y) the Company has limited financial or operating history, and (z) an investment in the Company represents an extremely speculative investment which involves a high degree of risk of loss.

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e.                      Optionee acknowledges and agrees that all certificates evidencing the Common Stock issuable upon the exercise of the Option shall bear substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

f.                    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Optionee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate Optionee liability for Tax-Related Items.

11.              Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Company and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

12.              Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Company for such Person or at such other address as Optionee may specify in writing to the Company.

13.              Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Company, its successors and assigns.

14.              Governing Law. This Agreement shall be governed by the laws of the State of California.

(signature page follows)

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IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be February 28, 2013.

“COMPANY”	Davi Luxury Brand Group, Inc., a Nevada corporation By: /s/ Parrish Medley Name: Parrish Medley Title: President, Chief Executive Officer and interim Chief Financial Officer
“OPTIONEE”	/s/ Parrish Medley Parrish Medley

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